SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

CONMED CORPORATION

(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP

Voce Capital LLC

Voce Capital Management LLC

James W. Green

Alan L. Kaganov

Jeffrey M. Nugent

J. Daniel Plants

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED FEBRUARY 19, 2014

CONMED CORPORATION

__________________________

PROXY STATEMENT

OF

VOCE CATALYST PARTNERS LP

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

This Proxy Statement and the enclosed WHITE proxy card are being furnished by Voce Catalyst Partners LP (“VCP”), Voce Capital LLC (“VC”), Voce Capital Management LLC (“VCM”), J. Daniel Plants (together with VCP, VC and VCM, "Voce," "we" or "us") and Voce's nominees listed below in connection with the solicitation of proxies (the "Proxy Solicitation") from the shareholders of CONMED CORPORATION ("ConMed" or the "Company").

For the reasons set forth in this proxy statement (the "Proxy Statement"), we do not believe that the current board of directors of the Company (the "Board") is acting in the best interests of the Company's shareholders. We are therefore seeking your support at the upcoming annual meeting of shareholders (the "Annual Meeting"), with respect to the following (each, a "Proposal" and, collectively, the "Proposals"):

1.	To elect Voce’s four independent director nominees, James W. Green, Alan L. Kaganov, Jeffrey M. Nugent and J. Daniel Plants (the "Nominees" and together with Voce, the "Participants"), to serve as directors on the Board until the 2015 annual meeting of shareholders and until their respective successors are duly elected and qualified, in opposition to four of the Company’s director nominees;

2.	To vote for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To vote against the Company’s proposal to approve, on an advisory basis, executive compensation; and

4.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

We are seeking to change a minority of the Board to ensure that the interests of the shareholders are appropriately represented in the boardroom. The Board is currently composed of nine directors, all of whom are up for election at the Annual Meeting. Through this Proxy Statement and enclosed WHITE proxy card, we are soliciting proxies to elect the Nominees. Shareholders who vote on the enclosed WHITE proxy card will also have the opportunity to vote for the candidates who have been nominated by the Company other than four candidates that we will identify after the Company discloses its nominees for the Annual Meeting. Shareholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement for the Annual Meeting (the “Company’s Proxy Statement”) when it is filed with the SEC. There is no assurance that any of the Company’s nominees will serve as directors if any or all of our Nominees are elected.

We do not believe that the Board is acting in the best interests of the Company’s shareholders and are skeptical of the motivations behind any actions the Company may take in response to Voce’s nominations of directors and to the filing of this Proxy Statement. Accordingly, if the Company, in response to Voce’s nomination of directors and to the filing of this Proxy Statement, makes any changes to its Board, nominates individuals not on its current Board, amends its Amended and Restated By-laws (the "By-laws"), submits additional shareholder proposals, or takes any other action pertinent to the concerns Voce has expressed about the Company, Voce specifically reserves the right to amend this Proxy Statement, including by substituting and/or increasing the number of its director nominees, proposing amendments to the Company’s By-laws, and/or submitting shareholder proposals.

Although the Company has not yet announced the date of the Annual Meeting, last year’s annual meeting was held on May 23, 2013. Voce is soliciting proxies for use at the Annual Meeting whenever it may be held. The Company has not yet set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date") nor announced the time and location of the Annual Meeting. Shareholders of record at the close of business on the Record Date for the Annual Meeting will be entitled to vote at the Annual Meeting.  The mailing address of the principal executive offices of the Company is 525 French Road, Utica, New York 13502.  As of February 19, 2014, Voce, together with the other Participants in this Proxy Solicitation, beneficially owned 38,448 shares of Common Stock, which represents approximately 0.14% of the outstanding Common Stock (based upon the 27,614,196 shares of Common Stock outstanding as of October 22, 2013, as reported in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the Securities and Exchange Commission (the "SEC") on October 28, 2013).  We intend to vote such shares of Common Stock FOR the election of the Nominees, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and AGAINST the advisory vote on approving executive compensation, in each case as described herein.

This proxy statement and WHITE proxy card are first being mailed or given to the Company's shareholders on or about [ ], 2014.

THIS PROXY SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY OR ANY OTHER THIRD PARTY.  THE PARTICIPANTS ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN.  SHOULD OTHER MATTERS, WHICH THE PARTICIPANTS ARE NOT AWARE OF A REASONABLE TIME BEFORE THE DATE OF THIS PROXY STATEMENT, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

VOCE URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF ITS NOMINEES.

If you have already voted for the incumbent management slate, you have every right to change your vote. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to Voce Catalyst Partners LP, c/o Georgeson, Inc., 480 WASHINGTON BLVD., 26TH FLOOR, JERSEY CITY, NJ 07310, which is assisting this proxy solicitation, or to the Secretary of the Company, or by voting in person at the Annual Meeting.

2

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please vote today by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

If you hold your shares of Common Stock in "street" name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to vote FOR the election of the Nominees, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and AGAINST the advisory vote on approving executive compensation. Please follow the instructions provided on the enclosed WHITE proxy card. If your bank, broker firm, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Voce Catalyst Partners LP, c/o Georgeson, Inc., 480 Washington Blvd., 26th Floor, Jersey City, NJ 07310, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to vote on the Proposals. If you are a shareholder of record as of the close of business on the Record Date, you will retain your right to vote even if you sell your shares of Common Stock after the Record Date.

Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold Common Stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a "broker non-vote." Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "FOR" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. The ratification of the appointment of the Company's independent registered public accounting firm (Proposal 2) is considered to be a routine matter. The selection of the Company's directors (Proposal 1) and the advisory vote on compensation (Proposal 3) are considered to be non-routine matters. If you hold your shares in street name and want your vote to count on these non-routine proposals, it is critical that you instruct your broker how to vote your shares. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted in the tabulation of the voting results with respect to a particular proposal.

According to the Company’s proxy statement in connection with the Company's 2013 annual meeting of shareholders (the "2013 Proxy Statement"), (i) votes "withheld" will not be counted as votes for or against a director nominee pursuant to Proposal 1, and (ii) in accordance with New York State law, abstentions will not be counted in determining the votes cast at the Annual Meeting.

If you have any questions regarding your WHITE proxy card or need assistance in executing your proxy, please contact Georgeson, Inc. at ( ) - or Toll-Free at ( ) - .

3

INFORMATION ON THE PARTICIPANTS

This Proxy Solicitation is being made by VCP, a Delaware limited partnership; VCM, a California limited liability company, which serves as the investment manager to VCP; VC, a Delaware limited liability company, which serves as the sole Managing Member of VCM and the General Partner of VCP; Mr. Plants, a United States citizen, who serves as the sole Managing Member of VC and the Managing Partner of VCP, and is a Nominee; and each of the other Nominees, James W. Green, Alan L. Kaganov and Jeffrey M. Nugent.

The principal business of VCP is to invest in securities and the principal business of VCM and VC is investment management. The principal business of each Nominee is disclosed in the section titled "PROPOSAL 1 – ELECTION OF DIRECTORS" on page [ ].

The principal business address of Voce is 600 Montgomery Street, Suite 210, San Francisco, CA 94111. The principal business address of each Nominee is disclosed in the section titled "PROPOSAL 1 – ELECTION OF DIRECTORS" on page [ ].

As of the date of this filing, the Participants beneficially own an aggregate of 38,448 shares of Common Stock, constituting approximately 0.14% of the shares of Common Stock outstanding, as follows: (a) 37,888 shares of Common Stock are beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) by VCP, 100 shares of which are owned by VCP in record name; (b) 37,888 shares of Common Stock may be deemed to be beneficially owned by VCM, by virtue of it being the investment advisor to VCP; (c) 37,888 shares of Common Stock may be deemed to be beneficially owned by VC, by virtue of it being the general partner of VCM; (d) 37,888 shares of Common Stock may be deemed to be beneficially owned by J. Daniel Plants, by virtue of his direct and indirect control of VCP, VCM and VC; (e) 450 shares of Common Stock are beneficially owned by Mr. Green; and (f) 110 shares of Common Stock are beneficially owned by Mr. Nugent. Please see Annex I for all transactions in Common Stock effectuated by the Participants during the past two years.

Voce, Mr. Plants, Mr. Green and Mr. Nugent may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Exchange Act. Collectively, the group (and each member thereof) may be deemed to have beneficial ownership of a combined 38,448 shares of Common Stock, constituting approximately 0.14% of the Company's outstanding shares of Common Stock. Voce disclaims beneficial ownership of any shares of Common Stock beneficially owned by Mr. Green and Mr. Nugent. Mr. Green and Mr. Nugent each disclaim beneficial ownership of any shares of Common Stock beneficially owned by any Participant other than such Nominee.

Except as set forth in this Proxy Statement (including the Annexes hereto), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this Proxy Solicitation directly or indirectly beneficially owns any securities of ConMed; (iii) no Participant owns any securities of ConMed which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of ConMed during the past two years; (v) no part of the purchase price or market value of the securities of ConMed owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of ConMed, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of ConMed; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of ConMed; (ix) no Participant or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of ConMed's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which ConMed or any of its

4

subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by ConMed or its affiliates, or with respect to any future transactions to which ConMed or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his or its associates is a party adverse to ConMed or any of its subsidiaries or has a material interest adverse to ConMed or any of its subsidiaries. With respect to each of the Participants, except as set forth in this Proxy Statement (including the Annexes hereto), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

5

REASONS FOR OUR SOLICITATION

Voce believes that ConMed is a strategic asset that has been undermanaged by the current Board, resulting in weak or negative growth, poor operational performance and missed opportunities. Examples of the Company’s failures under the leadership of the current Board and management include:

•	The consistent failure to achieve financial goals, including:
o	The failure to meet the Company’s own annual revenue guidance each year since 2009; and
o	The failure to achieve the Company’s 14% adjusted operating margin goal by 2012/13, which the Company has since revised to 2016/17.
•	Negative organic growth since 2008;
•	A decline in adjusted operating margins from 18% in 2002 to 11% in 2013, despite a consistent reduction in research and development spending, and multiple acquisitions, that both served to increase margins. Adjusted operating income in absolute dollars for 2013 was less than what it was in 2003; and
•	The inability to capture any significant share in the $2 billion tissue sealing market, despite spending multiple years and substantial resources on a product to enter this market.

At the same time the Company has failed to perform on a stand-alone basis, shareholders have witnessed many other small orthopedic and medical device companies, including several identified by the Company as its peers, sold for substantial premiums and at valuation multiples significantly in excess of where ConMed trades. Voce believes that ConMed is attractive to a wide range of strategic acquirors, including large orthopedic players and diversified med-tech companies.

Voce believes that the Company has a culture that resembles a closely-held family corporation rather than a widely-held public company. The Company’s Chairman and Vice Chairman; President and Chief Executive Officer; and EVP of Human Resources, Deputy General Counsel and Secretary are all members of the Corasanti family, and several other immediate family members are employed throughout the Company as well. Many directors have longstanding ties to the Corasanti family and, until recently, the Board was comprised exclusively of denizens of Utica, New York, the Company’s relatively small hometown in central New York State, none of whom possesses experience relevant to the Company’s business. Voce believes that the Company suffers from a culture of nepotism and patronage that contributes to many of the Company’s failures. Voce also believes that this culture, and, in Voce's view, the attendant lack of independent oversight by the Board, have abided numerous conflicts of interests and misuse of corporate assets at the expense of public shareholders.

Voce intends to replace certain directors on the Board with better qualified independent directors who can evaluate the Company’s strategy against a range of strategic alternatives (including a potential sale of all or part of the Company), and, if necessary, will seek to ensure that appropriate personnel are in place and resources are properly allocated to permit the Company to execute on its strategy going forward.

6

BACKGROUND OF THE PROXY SOLICITATION

During the summer of 2013, representatives of Voce had multiple phone meetings with Robert Shallish, Jr., the Company’s Chief Financial Officer, to discuss the Company’s business, strategy, prospects and corporate governance.

On July 24, the Company reported its second quarter results and reduced the top end of its previous sales and earnings guidance range for the full year 2013. During the Q&A portion of the conference call discussing the results, one of the Company’s largest shareholders posed the following question: “I just wonder why it’s not in the shareholders’ best interest to maybe, hire a bank and see whether a strategic [acquiror] might surface that would rectify the 50% or greater discount the Company is currently bearing in the public markets versus what the private markets might bear?”

On August 28, representatives of Voce met with Mr. Shallish and Luke Pomilio, the Company’s Vice President, Controller and Corporate GM, at the Company’s headquarters in Utica, New York.

On September 12, a representative of Voce met with Joseph J. Corasanti, Esq., the Company’s President and Chief Executive Officer, and Mr. Shallish in New York City.

On October 1, a representative of Voce participated in a group meeting with Mr. Corasanti, Mr. Shallish and other investors in San Francisco.

On October 24, the Company reported its third quarter results and once again decreased its full year 2013 sales and earnings guidance.

On November 4, Voce issued a press release and published a thirteen page letter to the Company’s Board, in which Voce criticized the Company’s corporate governance, operational performance and leadership and demanded that the Company evaluate strategic alternatives, including a potential sale of the Company.

On November 12, Mark E. Tryniski, the Company’s Lead Independent Director, sent a six paragraph letter to Voce purportedly responding to the detailed analysis and criticisms set forth in Voce’s letter.

On December 11, a representative of Voce traveled to New York and met with Mr. Tryniski.

On December 16, a shareholder filed a Schedule 13D, disclosing that it had acquired an additional 445,000 shares since Voce issued its November 4 press release and that it now held approximately 5% of the Company’s outstanding shares.

On February 6, 2014, a second party disclosed in a Schedule 13D that it had initiated a position in ConMed on December 30, 2013 and accumulated approximately 5.9% of the Company’s outstanding shares through February 4, 2014.

On February 11, Voce disclosed in a press release that it intended to nominate the four Nominees for election to the Board at the Annual Meeting.

7

PROPOSAL 1 – ELECTION OF DIRECTORS

According to publicly available information, the Board currently consists of nine directors whose terms will expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our four independent Nominees, as well as the Company's candidates for election other than the four candidates that we will identify after the Company discloses its nominees for the Annual Meeting. If elected, the Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance shareholder value. There is no assurance that any incumbent director will serve as a director if one or more of the Nominees are elected to the Board. You should refer to the Company's Proxy Statement, when it is filed with the SEC, for the names, background, qualifications and other information concerning the Company's nominees.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships

James W. Green 8 Centennial Drive Peabody, MA 01960	55	Mr. Green has been the President, CEO and a director of Analogic Corporation, a publicly traded manufacturer of advanced medical imaging and security systems, since May 2007. From April 2005 to April 2007, Mr. Green was Regional Vice President, California Division, of Quest Diagnostics Incorporated, a publicly traded provider of diagnostic testing, information, and services. From 2001 to 2005, Mr. Green served as Senior Vice President & General Manager of Computed Tomography for Philips Medical Systems, a publicly traded provider of medical computed tomography systems. Prior to Philips, Mr. Green was Senior Vice President, Product Development, at Marconi Medical, a medical device company, which was acquired by Philips in 2001. In addition to Analogic Corporation, Mr. Green sits on the board of directors of the Massachusetts High Tech Council.

		Based on Mr. Green’s position as the CEO of a publicly traded medical device company, his experience as a senior executive at multiple medical device companies and his technical and operational expertise, we believe he is well-qualified to serve as a director of the Company.

Alan L. Kaganov, Sc.D 2735 Sand Hill Road Menlo Park, CA 94025	75	Dr. Kaganov has been a Partner of U.S. Venture Partners, a venture capital firm, where he focuses on medical devices and other health care industries, since 1996. From 1993 to 1996, Dr. Kaganov served as Vice President, Business Development and Strategic Planning at Boston Scientific Corp., a leading medical device company, and spent six years in various positions at Baxter International, Inc., a globally diversified healthcare company. Dr. Kaganov previously served as a director for Atricure, a publicly traded medical device company, from 2001 until 2006; CryoVascular Systems, Inc., a medical device company which was acquired by Boston Scientific in 2005; and St. Francis Medical, a medical device company that treats lumbar spinal stenosis and was acquired by Medtronic in 2007. He currently serves on the board of several privately-held health care companies. Dr. Kaganov holds 15 U.S. patents.

		Based on Dr. Kaganov’s experience as a senior executive and director at several public and privately-held health care companies, his technical, operational and scientific expertise and his knowledge of directorial and public company governance matters from his years of service on the boards of public and privately-held companies, we believe he is well-qualified to serve as a director of the Company.

8

Jeffrey M. Nugent 120 East 87th Street, R14F New York, NY 10128	67	Mr. Nugent is the Founder of Precision Dermatology, Inc., a privately held dermatology therapeutics company that was recently acquired by Valeant Pharmaceuticals International, Inc.. Mr. Nugent served as its President and CEO from December 2010 until February 2013 and Senior Advisor from February 2013 until June 2013. He served as Interim President and CEO of Ascension Orthopedics, Inc., an orthopedic extremeties company, from August 2008 until January 2009, and as director from January 2009 until it was acquired by Integra LifeSciences Corporation in September 2011. From May 2007 to June 2009, Mr. Nugent served as the President and CEO of Ventus Medical, Inc., a medical device company focused on the development of a treatment for obstructive sleep apnea. From January 2005 to May 2007, Mr. Nugent served as President and CEO of Insight Pharmaceuticals LLC, a manufacturer and marketer of leading non-prescription medications. From 1999 to 2002, Mr. Nugent served as President, CEO and a director of Revlon, Inc., a publicly traded beauty care company. Mr. Nugent previously held a number of senior management positions within Johnson & Johnson for 25 years in R&D, operations, marketing and finance, including serving as Worldwide President and CEO of Neutrogena Corp. from the time of its acquisition in 1994 until 1999. Mr. Nugent served on the Board of Directors of Bioform Medical, Inc., a publicly traded dermatology company, from February 2009 until its acquisition by Merz Pharmaceutical in February 2010. Mr. Nugent also serves on the boards of directors of several privately-held medical device companies.

		Based on Mr. Nugent’s experience as a senior executive at several privately held medical device and orthopedic companies, his experience as the CEO of a publicly traded company, and his knowledge of directorial and public company governance matters from his years of service on the boards of other public and privately-held companies, we believe he is well-qualified to serve as a director of the Company.

J. Daniel Plants 600 Montgomery Street Suite 210 San Francisco, CA 94111	47	Mr. Plants has been the Managing Partner of Voce Capital Management since founding the firm in 2009. Prior to Voce, he served as a Managing Director and Head of Communications Technology and Media for Needham & Company LLC, an investment banking and asset management firm focused on small-capitalization companies, from July 2007 through May 2009. Prior to then, Mr. Plants held a number of positions at leading Wall Street firms, including executive positions in investment banking at Goldman Sachs and JPMorgan Chase and as a corporate attorney with Sullivan & Cromwell. He has previously served as a director of Volunteers of America – Greater New York from 2002 until 2005 and the Bay Area Urban Debate League, which he co-founded and where he served as Vice Chairman, from 2008 until 2012.

		Based on Mr. Plants’s career in investment banking and principal investing, his expertise managing strategic alternatives processes for dozens of companies and experience in corporate governance and strategic transactions, we believe he is well-qualified to serve as a director of the Company.

9

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. If elected, each of the Nominees will be considered an independent director of ConMed under the Company's Corporate Governance Principles and under applicable NASDAQ rules and under Item 407(a) of Regulation S-K.

Each of the Nominees has entered into a nominee agreement pursuant to which VCM has agreed to pay the costs of soliciting proxies, and to defend and indemnify him against, and with respect to, any losses that may be incurred by him in the event he becomes a party to litigation based on his nomination as a candidate for election to the Board and the solicitation of proxies in support of his election. No Nominee will receive any compensation under his respective nominee agreement and will not receive any compensation from Voce or its affiliates for his services as a director of the Company if elected. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company's then-established practices for services of non-employee directors.

Each of the Nominees has agreed to being named as a nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected.  Voce does not expect that any of the Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Nominees should occur unexpectedly, the shares of Common Stock represented by the WHITE proxy card will be voted for a substitute candidate selected by Voce.  If Voce determines to add nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Voce will supplement this Proxy Statement.

The nine nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. According to the Company's 2013 Proxy Statement, votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under New York law.

WE URGE YOU TO VOTE YES TO THE ELECTION OF OUR NOMINEES PURSUANT TO PROPOSAL 1.

10

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We expect that the Company’s Proxy Statement will indicate that the Company’s Audit Committee has appointed PricewaterhouseCoopers LLP (“PWC”) to audit its financial statements for the fiscal year ending 2014, subject to shareholder ratification. According to the Company’s 2013 Proxy Statement, PWC has been the Company’s independent registered public accounting firm since 1982.

Unless otherwise specified, shares represented by proxies will be voted for the ratification of the appointment of PWC as the Company’s independent registered public accounting firm for 2014. According to the Company’s 2013 Proxy Statement, neither its Certificate of Incorporation nor its By-laws require that the shareholders ratify the appointment of PWC as their independent registered public accounting firm, but the Company has previously stated that it seeks such ratification because it believes it is a matter of good corporate governance. Even if the shareholders do not ratify the appointment, the Audit Committee may elect to retain PWC. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Representatives of PWC are expected to be present at the meeting. Those representatives are expected to have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of votes cast at the meeting is necessary for the ratification of the appointment of PWC as the Company’s independent registered public accounting firm for 2014.

WE RECOMMEND YOU VOTE FOR PROPOSAL 2.

11

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As will be discussed in further detail in the Company's Proxy Statement, the Company will be providing shareholders with the opportunity to approve, on an advisory basis, the Company’s executive compensation in the Company's Proxy Statement. Based on the Company's 2013 Proxy Statement, we believe this Proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative disclosure in the Proxy Statement.”

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Compensation Committee and the Board will review the voting results when evaluating the executive compensation programs, according to the Company’s 2013 Proxy Statement.

Voce believes shareholders should vote to disapprove the compensation of the Company's Named Executive Officers. Voce believes that the Company’s Named Executive Officers have been overcompensated in light of the Company’s long-term operational and financial underperformance.

In addition, the Company has bestowed several perquisites that Voce believes are symptomatic of the influence the Corasanti family and long-term insiders have on the Company. For example, according to the Company’s 2013 Proxy Statement, Eugene R. Corasanti, the Company’s Vice Chairman and Chairman of the Board, has a separate employment agreement for which he earns an additional salary of more than $100,000 per year and equity compensation which in 2012 totaled almost $150,000 for making himself “available to advise the Chief Executive Officer.” Simultaneously he is collecting $3.7 million of deferred compensation as if he had retired in 2006, even though as a current employee he is not retired and would not otherwise be entitled to receive this benefit. He also continues to enjoy an automobile allowance, country club memberships and life and health insurance benefits that will continue during his life and the life of his wife.

Similar benefits are provided to E. Corasanti’s son, J. Corasanti, the Company’s President and Chief Executive Officer. According to the Company’s 2013 Proxy Statement, J. Corasanti received an average of $2.5 million in compensation per year, which includes separate fees for serving as a director of the Company, as well as some of the same perquisites afforded to his father, including some benefits that continue during his life and the life of his wife.

We encourage all shareholders to review the Company's proxy disclosures in detail after the Company’s Proxy Statement is filed with the SEC.

The affirmative vote of the holders of a majority of shares present and entitled to vote will be required to approve the Company’s executive compensation, on an advisory basis.

WE URGE YOU TO VOTE AGAINST PROPOSAL 3.

12

VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote.  Shareholders are not entitled to cumulative voting rights. Shareholders who sell shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, including the Company’s 2013 Proxy Statement, we believe that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees to the Board, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014, AGAINST the advisory vote on executive compensation, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

Based on publicly available information, we believe the current Board intends to nominate nine candidates for election as directors at the Annual Meeting.  This Proxy Statement is soliciting votes to elect not only our four Nominees, but also the candidates who are nominated by the Company other than four candidates that we will identify after the Company discloses its nominees for the Annual Meeting.  This gives shareholders who wish to vote for our Nominees and such other persons the ability to do so. Under applicable proxy rules, we are required either to solicit proxies only for our Nominees, which could result in limiting the ability of shareholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for our Nominees and for fewer than all of the Company’s nominees, which enables a shareholder who desires to vote for our Nominees to also vote for those of the Company’s nominees for whom we are soliciting proxies. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s Proxy Statement. There is no assurance that any of the Company’s nominees will serve as directors if any or all of our Nominees are elected. The Participants intend to vote all of their shares of Common Stock in favor of the Nominees and each of the Company's candidates other than four candidates that we will identify after the Company discloses its nominees for the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

According to the Company's 2013 Proxy Statement, holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at an annual meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated by an Inspector of Election, who, at the 2013 annual meeting, was a representative of the Registrar and Transfer Company, to determine whether or not a quorum is present. If the shares present, in person and by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Abstentions and "broker non-votes" are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Based on the Company's 2013 Proxy Statement, (i) votes "withheld" will not be counted as votes against a director nominee pursuant to Proposal 1, (ii) in accordance with New York State law, abstentions will not be counted in determining the votes cast at the Annual Meeting, and (iii) "broker non-votes" will be treated in the same manner as votes present and will have no effect on the outcome of Proposals 1 and 3.

13

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ According to the Company's 2013 Proxy Statement, the nine nominees for director receiving the highest vote totals will be elected as directors of the Company.  Withheld votes will have no impact on the election of directors.

Ratification Of Independent Registered Public Accounting Firm and Advisory Vote on Executive Compensation ─ According to the Company's 2013 Proxy Statement, approval of the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2) and advisory vote on executive compensation (Proposal 3) will each require the affirmative vote of a majority of the votes cast on such Proposal.

IF YOU WISH TO VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD AND THE COMPANY'S NOMINEES OTHER THAN THE FOUR CANDIDATES THAT WE WILL IDENTIFY AFTER THE COMPANY DISCLOSES ITS NOMINEES FOR THE ANNUAL MEETING, FOR THE APPOINTMENT OF PWC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AGAINST THE COMPANY'S PROPOSAL ON EXECUTIVE COMPENSATION, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

APPRAISAL/DISSENTER RIGHTS

Shareholders are not entitled to appraisal or dissenters' rights under New York law in connection with the Proposals or this Proxy Statement.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Solicitation is being made by Voce and the Nominees. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Voce will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Voce has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Voce will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

The entire expense of soliciting proxies is being borne by the Participants. Costs of the Proxy Solicitation are currently estimated to be approximately $[ ] Voce estimates that through the date hereof, expenses incurred in connection with the Proxy Solicitation are approximately $[ ]. If successful, we may seek reimbursement of these costs from the Company. In the event that we decide to seek reimbursement of our expenses, we do not intend to submit the matter to a vote of the Company's shareholders. The Board would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its shareholders. Costs related to the solicitation of proxies include expenditures for attorneys, advisors, printing, advertising, postage and related expenses and fees.

Voce has retained Georgeson, Inc. (“Georgeson”) to provide solicitation and advisory services in connection with this solicitation. Georgeson will receive a fee not to exceed $[ ], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified by VCM against certain liabilities and expenses, including certain liabilities under the federal securities laws.   Georgeson will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Georgeson will employ approximately [ ] persons to solicit the Company's shareholders as part of this solicitation.  Georgeson does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a "participant" in this Proxy Solicitation.

14

Important Notice Regarding the Availability of this Proxy Statement

This Proxy Statement and all other solicitation materials in connection with this Proxy Solicitation are available on the Internet, free of charge, at [________].

Information Concerning ConMed

Voce has omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company's Proxy Statement. Such disclosure includes, among other things, information regarding securities of the Company beneficially owned by the Company's directors, nominees and management; certain shareholders' beneficial ownership of more than 5% of the Company's voting securities; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2015 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. Voce takes no responsibility for the accuracy or completeness of information contained in the Company's Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although Voce does not have any knowledge indicating that any statement contained herein is untrue, we do not take responsibility, except to the extent imposed by law, for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of Voce, or for any failure of the Company to disclose events that may affect the accuracy or completeness of such information.

Conclusion

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today.

Thank you for your support,

Voce Catalyst Partners LP
Voce Capital LLC
Voce Capital Management LLC
James W. Green
Alan L. Kaganov
Jeffrey M. Nugent
J. Daniel Plants

[_________], 2014

15

ANNEX I

TRANSACTIONS BY THE PARTICIPANTS IN THE SECURITIES OF CONMED CORPORATION DURING THE PAST TWO YEARS

The following tables set forth all transactions effected during the past two years by the Participants with respect to securities of the Company. As of the date of hereof, all of the Participants that own of record or beneficially securities of the Company are listed below. The shares of Common Stock reported herein are held in either cash accounts or margin accounts in the ordinary course of business.

Voce Catalyst Partners LP

Trade Date	Shares Purchased (Sold)
7/9/2013	2000
7/24/2013	2100
7/30/2013	7500
8/2/2013	2000
8/5/2013	2700
8/7/2013	4000
8/15/2013	2000
8/16/2013	158
8/30/2013	2630
10/29/2013	2000
10/30/2013	2000
11/1/2013	5000
2/6/2014	3800

James W. Green

Trade Date	Shares Purchased (Sold)
1/22/2014	250
1/28/2014	200

Jeffrey M. Nugent

Trade Date	Shares Purchased (Sold)
2/11/2014	110

[FORM OF PROXY CARD]

PRELIMINARY COPY – SUBJECT TO COMPLETION
DATED FEBRUARY 19, 2014

PROXY OF SHAREHOLDERS OF CONMED CORPORATION (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2014 ANNUAL MEETING OF SHAREHOLDERS:

THIS PROXY SOLICITATION IS BEING MADE BY VOCE CATALYST PARTNERS LP, VOCE CAPITAL LLC, VOCE CAPITAL MANAGEMENT LLC AND J. DANIEL PLANTS (COLLECTIVELY, "VOCE"), TOGETHER WITH JAMES W. GREEN, ALAN L. KAGANOV AND JEFF NUGENT (COLLECTIVELY, WITH J. DANIEL PLANTS, THE "NOMINEES")

THIS SOLICITATION IS BEING MADE BY VOCE AND THE NOMINEES AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR THE COMPANY

The undersigned appoints [                                ] and [                                  ], and each of them, attorneys and agents with full \power of substitution to vote all shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, which the undersigned would be entitled to vote if personally present at the 2014 Annual Meeting of Shareholders of the Company scheduled to be held at [ ], on [ ], 2014, at [ ] (New York time) (including at any adjournments or postponements thereof and at any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Voce a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” PURSUANT TO PROPOSAL 1, “FOR” PROPOSAL 2 AND “AGAINST” PROPOSAL 3.

This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

1.	THE ELECTION OF (I) JAMES W. GREEN, ALAN L. KAGANOV, JEFFREY M. NUGENT AND J. DANIEL PLANTS; AND (II) “FOR” THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY TO SERVE AS DIRECTOR, OTHER THAN [ ] TO SERVE AS DIRECTORS ON THE COMPANY'S BOARD OF DIRECTORS.

☐	☐	☐
For All Nominees	Withhold Authority to Vote for all Nominees	For all Nominees Except

Voce intends to use this proxy to vote (i) “FOR” Mr. Green, Mr. Kaganov, Mr. Nugent and Mr. Plants; and (ii) “FOR” the candidates who have been nominated by the Company to serve as a director, other than [ ], for whom Voce is not seeking authority to vote for and will not exercise any such authority. The names, background and qualification of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement.

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if any or all of our Nominees are elected.

INSTRUCTIONS: IF YOU DO NOT WISH YOUR SHARES OF COMMON STOCK TO BE VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL NOMINEES EXCEPT" BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. You may also withhold authority to vote for one or more additional candidates who have been nominated by the Company by writing the name(s) of the nominee(s) below. YOUR SHARES OF COMMON STOCK WILL BE VOTED FOR THE REMAINING NOMINEE(S).

________________________________________________________________________________________

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014:

☐	☐	☐
FOR	AGAINST	ABSTAIN

3.	To approve, on an advisory basis, the compensation of the named executive officers:

☐	☐	☐
FOR	AGAINST	ABSTAIN

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

Date:	, 2014

Signature

Signature (if held jointly)

Title(s):

Please sign exactly as name appears on stock certificates or on label affixed hereto. When shares of Common Stock are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.